MELLON MORTGAGE COMPANY                    Mortgage Banking Group
                                           Mellon Mortgage Company
                                           1422 Euclid Avenue, Suite 900
                                           Cleveland, OH 44115-2092
                                           (216) 696-5432



 March 19, 1996


 Mr. Dan Pace
 Merrill Lynch Mortgage Investors, Inc.
 World Financial Center - North Tower
 250 Vesey Street - 17th Floor
 New York, New York 10281-1317


 RE:    Officer's Certification - MLMI 1994 M-1


 Dear Mr. Pace:

 In accordance with the terms of the servicing agreements with Merrill Lynch Mortgage Investors, Inc., the undersigned, as Vice President of Mellon Mortgage Company, (the "Company"), hereby certifies that (i) a review of the activities of the Company during the preceding calendar year and performance under these agreements has been made under my supervision, and
 (ii) to the best of my knowledge based on such review, the Company has fulfilled all of its obligations under the agreements for the year ended December 31, 1995. Further, to the best of my knowledge, there has not been a default by the Company in the performance of its duties.


 Sincerely,
 Mellon Mortgage Company

 Thomas R. McGuire

 Thomas R. McGuire
 Vice President
 TRW/rja


 certify.mer